   As filed with the Securities and Exchange Commission on September 18, 2002

                                                            File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                            FORRESTER RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        04-2797789
 (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)


                              400 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 497-7090
          (Address of principal executive offices, including zip code)

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                            ------------------------
                            (Full title of the plan)

                            TIMOTHY J. MOYNIHAN, ESQ.
                          General Counsel and Secretary
                            Forrester Research, Inc.
                              400 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 497-7090
                              (617) 868-0577 (Fax)

                 ---------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                 CALCULATION OF REGISTRATION FEE
=================================================================================================
 Title of Securities   Amount to be     Proposed maximum    Proposed maximum    Amount of
 to be registered      registered       offering price      aggregate offering  registration fee
                                        per share(1)        price(1)
-------------------------------------------------------------------------------------------------

Common Stock,
par value $0.01      300,000 shares       $16.11               $4,833,000         $445
=================================================================================================

(1) The offering price per share and the maximum aggregate offering price have been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Forrester Research, Inc. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on September 17, 2002.

================================================================================

                                EXPLANATORY NOTE

    This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 300,000 additional shares of common stock to be offered pursuant to the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (the "1996 Plan") of Forrester Research, Inc. (the "Company"). A registration statement on Form S-8 (No. 333-22749), filed with the Commission on March 4, 1997 to register 5,800,000 shares of common stock offered pursuant to the 1996 Plan and the Amended and Restated Forrester Research, Inc. 1996 Equity Incentive Plan, is currently effective and is hereby incorporated herein by reference.

    All references to shares of Company common stock have been adjusted to reflect the stock split effected in the form of a 100% stock dividend on February 7, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.     EXHIBITS
-------     --------

 5          Opinion of Ropes & Gray

10.1 Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002)

23.1        Notice Regarding Consent of Arthur Andersen LLP

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included as part of the signature page filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 18th day of September, 2002.


                                          FORRESTER RESEARCH, INC.


                                          By: /s/ George F. Colony
                                             ------------------------------
                                             Name:  George F. Colony
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes George F. Colony, Warren Hadley and Timothy J. Moynihan with full power of substitution, to execute in the name of and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement and any subsequent registration statement under Rule 462(b) as the person(s) so acting deems appropriate.


Signature                       Title                                   Date
---------                       -----                                   ----

/s/ George F. Colony            Chairman of the Board and Chief    September 18, 2002
----------------------------    Executive Officer (principal
George F. Colony                executive officer)


/s/ Warren Hadley               Chief Financial Officer and        September 18, 2002
----------------------------    Treasurer (principal financial
Warren Hadley                   and accounting officer)


/s/ Robert M. Galford           Director                           September 18, 2002
----------------------------
Robert M. Galford

/s/ George R. Hornig            Director                           September 18, 2002
----------------------------
George R. Hornig


Signature                       Title                                   Date
---------                       -----                                   ----

/s/ Michael H. Welles           Director                        September 18, 2002
----------------------------
Michael H. Welles

/s/ Henk W. Broeders            Director                        September 18, 2002
----------------------------
Henk W. Broeders

             EXHIBIT INDEX

Number    Title of Exhibit                                                       Page
------    ----------------                                                       ----
 5        Opinion of Ropes & Gray                                                6

10.1      Amended and Restated 1996 Stock Option Plan for Non-Employee
          Directors (incorporated by reference from the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 2002, filed with
          the Commission on May 15, 2002)                                        N/A

23.1      Notice Regarding Consent of Arthur Andersen LLP                        7

23.2      Consent of Ropes & Gray (contained in the
          opinion filed as Exhibit 5 hereto)                                     6

24        Power of Attorney (included as part of the
          signature page filed herewith)                                         3